Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents that each of the undersigned hereby constitutes and appoints each of Henry Kravis, George Roberts, Joseph Bae, Scott Nuttall, David Sorkin, Robert Lewin, and Christopher Lee (each, an “Attorney-in-Fact”), acting singly, the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in connection with the undersigned’s ownership of or transactions with respect to securities of KKR & Co. Inc. or any successor (the “Issuer”), (i) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, (ii) Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and (iii) any applications for EDGAR access codes, including without limitation the Form ID;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or such Form 144, or such application for EDGAR access codes, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The foregoing powers granted to each Attorney-in-Fact may only be exercised by an Attorney-in-Fact if, at the time of such exercise, such Attorney-in-Fact is a director, officer or employee of the Issuer, its general partner or any of the Issuer’s subsidiaries. Subject to the foregoing, each of the undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that each Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Issuer, its general partner or any of the Issuer’s subsidiaries assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any rules thereunder, or Rule 144 of the Securities Act of 1933, as amended, or any other rules thereunder.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such person ceases to be subject to the requirements enumerated in sub-paragraph (1) above, unless earlier revoked in writing with respect to an Attorney-in-Fact by such person and has provided notice of the same to such Attorney-in-Fact.  The undersigned revokes all other powers of attorney granted by the undersigned prior to the date hereof with respect to the requirements enumerated in sub-paragraph (1) above.

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IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ KATHRYN SUDOL	September 6, 2022
Name: Kathryn Sudol	Date